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ONEOK FINANCIAL NEWS
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                  ONEOK, INC. CONTACT: WELDON WATSON, 918/588-7158
P. O. BOX 871
       TULSA, OK 74102-0871 FOR IMMEDIATE RELEASE JANUARY 21, 1999


                       ONEOK ANNOUNCES KEY OFFICER CHANGES
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         TULSA, OKLAHOMA -- LARRY BRUMMETT, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
OF ONEOK, INC., ANNOUNCED TODAY THAT JIM KNEALE WILL BECOME VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY EFFECTIVE APRIL 1, 1999. KNEALE REPLACES JERRY NEAL, WHO WILL RETIRE MARCH 31, 1999.

         NEAL IS A 38-YEAR VETERAN EMPLOYEE OF THE COMPANY. HE WAS NAMED TREASURER OF ONEOK IN 1989, BECOMING VICE PRESIDENT-FINANCE IN 1990 AND CHIEF FINANCIAL OFFICER AND TREASURER IN 1992.

         JIM KNEALE, 47, HAS BEEN PRESIDENT AND CHIEF OPERATING OFFICER OF OKLAHOMA NATURAL GAS COMPANY, ONEOK'S GAS DISTRIBUTION OPERATION SERVING 750,000 CUSTOMERS IN THE SOONER STATE. KNEALE HAS BEEN EMPLOYED BY ONEOK SINCE 1981. HE HAS HELD SEVERAL OFFICER POSITIONS IN BOTH THE REGULATED AND NONREGULATED ENERGY OPERATIONS AT ONEOK DURING THE LAST 18 YEARS. PRIOR TO COMING TO ONEOK HE WAS EMPLOYED BY A NATIONAL CERTIFIED PUBLIC ACCOUNTING FIRM.

         KNEALE GRADUATED FROM WEST TEXAS STATE UNIVERSITY IN 1973 WITH A BACHELOR'S DEGREE IN ACCOUNTING. HE IS ALSO A CERTIFIED PUBLIC ACCOUNTANT.

         ED FARRELL, 55, VICE PRESIDENT OF ONEOK GAS MARKETING, WILL BECOME PRESIDENT AND CHIEF OPERATING OFFICER OF OKLAHOMA NATURAL GAS COMPANY EFFECTIVE APRIL 1, 1999. FARRELL BECAME AN EMPLOYEE OF ONEOK IN SEPTEMBER OF 1995. HE HAS SERVED AS A FOUNDING DIRECTOR AND PRESIDENT OF THE OKLAHOMA ALLIANCE FOR MANUFACTURING EXCELLENCE, INC., A PRIVATE-PUBLIC PARTNERSHIP DESIGNED TO DELIVER TECHNICAL ASSISTANCE AND MODERNIZATION SERVICES TO SMALL AND MID-SIZED MANUFACTURERS. HE HAS ALSO BEEN CHIEF EXECUTIVE OFFICER OF STAIRMASTER, A WELL-KNOWN FITNESS EQUIPMENT MANUFACTURING COMPANY, AND CHIEF FINANCIAL OFFICER OF SOUTHWEST TUBE MANUFACTURING COMPANY, LOCATED IN SAND SPRINGS, OKLAHOMA.

         HE EARNED A BS DEGREE FROM THE UNITED STATES NAVAL ACADEMY AT ANNAPOLIS IN 1964 AND AN MBA FROM HARVARD BUSINESS SCHOOL IN 1972.

         ONEOK, INC., (NYSE:OKE) IS ENGAGED IN NATURAL GAS INTRASTATE DISTRIBUTION AND TRANSMISSION, GAS PROCESSING, GAS MARKETING AND OIL AND GAS PRODUCTION. ONEOK HAS APPROXIMATELY 31.6 MILLION SHARES OF COMMON STOCK OUTSTANDING. INFORMATION IS AVAILABLE ON THE WORLD WIDE WEB AT
HTTP://WWW.ONEOK.COM.